Exhibit 10.27

Store No. ____________
____________________
____________________
____________ County

LEASE AGREEMENT

Between

SUSSER PETROLEUM PROPERTY COMPANY LLC
A Delaware limited liability company
as Landlord

and

STRIPES LLC,
A Texas limited liability company
as Tenant

Store No. _____; _____________

4.6	Resolution of Environmental Matters at Expiration or Termination of Tenancy	9
4.7	Right to Contest	10
4.8	Sewage	10
4.9	Survival	10
ARTICLE V. TAXES AND ASSESSMENTS		11
5.1	Real Estate Taxes and Assessments	11
ARTICLE VI. UTILITIES		13
ARTICLE VII. - RESERVED		13
ARTICLE VIII. INSURANCE		13
8.1	Insurance by Tenant	13
8.2	Carriers and Features	14
8.3	Failure to Procure Insurance	15
8.4	Self-Insurance	15
ARTICLE IX. ADDITIONS, ALTERATIONS AND REMOVALS		16
9.1	Prohibition	16
9.2	Permitted Renovations	16
9.3	Permitted Access Easements	17
ARTICLE X. MAINTENANCE AND REPAIRS		17
10.1	Repairs by Tenant	17
10.2	Landlord's Obligation	17
ARTICLE XI. DAMAGE OR DESTRUCTION		17
11.1	Restoration and Repair	17
11.2	Escrow of Insurance Proceeds	18
11.3	Uninsured Losses	18

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ARTICLE XII. CONDEMNATION		18
12.1	Complete Taking	18
12.2	Partial Taking	19
12.3	Award	19
12.4	Disputes	19
ARTICLE XIII. LANDLORD'S RIGHT TO INSPECT		19
ARTICLE XIV. ASSIGNMENT AND SUBLETTING BY TENANT		20
ARTICLE XV. LANDLORD'S INTEREST NOT SUBJECT TO LIENS		20
15.1	Liens, Generally	20
15.2	Mechanics Liens	21
15.3	Contest of Liens	22
15.4	Notices of Commencement of Construction	22
ARTICLE XVI. SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE		22
16.1	Subordination	22
16.2	Attornment	23
16.3	Rights of Mortgagees and Assignees	23
ARTICLE XVII. END OF TERM		24
17.1	Surrender of Premises	24
17.2	Holding Over	24
ARTICLE XVIII. LIABILITY OF LANDLORD; INDEMNIFICATION		24
18.1	Liability of Landlord	24
18.2	Indemnification of Landlord	24
18.3	Notice of Claim or Suit / Notice of Environmental Matters	25
18.4	Limitation on Liability of Landlord	25
ARTICLE XIX. DEFAULT		25

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19.1	Events of Default	25
19.2	Remedies on Default	26
19.3	Landlord May Cure Tenant Defaults	28
19.4	Waiver of Landlord's Lien	28
19.5	Rights Cumulative	28
ARTICLE XX. NOTICES		29
ARTICLE XXI. MISCELLANEOUS		29
21.1	“Triple Net” Lease	29
21.2	Estoppel Certificates	30
21.3	Brokerage	30
21.4	No Partnership or Joint Venture	30
21.5	Entire Agreement	31
21.6	Waiver	31
21.7	Time	31
21.8	Costs and Attorneys' Fees	31
21.9	Captions and Headings	31
21.10	Severability	31
21.11	Successors and Assigns	31
21.12	Applicable Law	31
21.13	Recordation of Memorandum of Lease	32
21.14	Waiver of Jury Trial	32
21.15	Counterparts	32
21.16	Not a Security Arrangement	32
21.17	Tenant's Personal Property	32
21.18	Maintenance Records and Contracts	32

v
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21.19	Tenant's Personal Property	32
21.20	Landlord's Cooperation	33
21.21	Substitution	33
21.22	Right of Refusal to Purchase	35
21.23	Guaranty	36

Exhibit A    -    Legal Description
Exhibit B    -    Estoppel Certificate
Exhibit C    -    Memorandum of Lease

Store No. _____; _____________

LEASE AGREEMENT
THIS LEASE AND AGREEMENT (the “Lease”) is made and entered into effective as of the _______ day of ________________, 20_____ by and between SUSSER PETROLEUM PROPERTY COMPANY LLC, a Delaware limited liability company (the “Landlord”), and STRIPES LLC, a Texas limited liability company ( the “Tenant”).
W I T N E S SE T H:
WHEREAS, Tenant or Tenant's affiliate is the owner of fee simple title to certain real property located in the City of __________, County of _________, State of Texas and described in Exhibit A attached hereto (the “Land”) upon which a building has been constructed, together with related site improvements including: (i) the Storage Tank System as defined in Section 4.5 of this Lease, (ii) canopies on the pump islands, and (iii) the car wash, if any, located in, on or under the Land (collectively, the “Improvements”) (the Land and the Improvements, together with all licenses, rights, privileges and easements appurtenant thereto shall be collectively referred to herein as the “Premises”);
WHEREAS, simultaneously with the date of this Lease Tenant or Tenant's affiliate has conveyed the Premises to Landlord; and
WHEREAS, Tenant desires to lease back from Landlord, and Landlord has agreed to lease back to Tenant, the Premises upon the terms and conditions as more particularly hereinafter provided and described;
NOW, THEREFORE, for and in consideration of the premises hereof, the sums of money to be paid hereunder, and the mutual and reciprocal obligations undertaken herein, the parties hereto do hereby covenant, stipulate and agree as follows:
ARTICLE I.
AGREEMENT TO LEASE

1.1     Demise. Landlord does hereby demise, let and lease unto Tenant, and Tenant does hereby hire, lease and take as Tenant from Landlord the entire Premises upon those terms and conditions hereinafter set forth.

1.2    Condition. Tenant acknowledges and agrees that the Premises is and shall be leased by Landlord to Tenant in its present “as is” condition and that Landlord makes absolutely no representations or warranties whatsoever with respect to the Premises or the condition thereof. Tenant acknowledges that Landlord has not investigated and does not warrant or represent to Tenant that the Premises is fit for the purposes intended by Tenant or for any other purpose or purposes whatsoever, and Tenant acknowledges that the Premises is to be leased to Tenant in its existing condition, i.e., “as-is”, on and as of the Effective Date. Tenant acknowledges that Tenant shall be solely responsible for any and all actions, repairs, permits, approvals and costs required for the rehabilitation, renovation, use, occupancy and operation of the Premises in accordance with applicable governmental requirements, including, without limitation, all governmental charges and fees, if any, which may be due or payable to applicable authorities. Tenant agrees that, by leasing the Premises, Tenant warrants and represents that Tenant has

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examined and approved all things concerning the Premises which Tenant deems material to Tenant's leasing and use of the Premises. Tenant further acknowledges and agrees that (a) neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, concerning the Premises or which have induced Tenant to execute this Lease except as contained in this Lease, and (b) any other representations and warranties are expressly disclaimed by Landlord.

1.3    Quiet Enjoyment. Landlord covenants and agrees that so long as Tenant shall timely pay all rents due to Landlord from Tenant hereunder and keep, observe and perform all covenants, promises and agreements on Tenant's part to be kept, observed and performed hereunder, Tenant shall and may peacefully and quietly have, hold and occupy the Premises free of any interference from Landlord; subject, however, and nevertheless to the terms, provisions and conditions of this Lease.

ARTICLE II.
TERM

2.1    Term. The initial term of this Lease (the “Initial Term”) shall, unless sooner terminated as elsewhere provided in this Lease, commence on the Effective Date and shall terminate and expire at 11:59 p.m. on the date immediately preceding the fifteenth (15th) anniversary of the Effective Date. The Initial Term, together with any properly exercised Option Period (defined in Section 2.4 below) shall be collectively referred to herein as the “Term”.

2.2    Rental Commencement Date. For the purposes of this Lease, the “Rental Commencement Date” shall be the Effective Date hereof.

2.3    Effective Date. For the purposes of this Lease, the “Effective Date” shall be the date set forth in the first paragraph of this Lease.

2.4    Option to Renew. Tenant shall have and is hereby granted five (5) options (individually an “Option”) to extend this Lease beyond the Initial Term for an additional period of five (5) years each (individually an “Option Period”), upon the same terms, covenants, conditions and rental as set forth herein. Tenant may exercise each such Option successively by giving written notice to Landlord not less than six (6) months prior to the expiration of the Initial Term of this Lease or expiration of the then current Option Period, as applicable (the “Option Notice”). Notwithstanding the foregoing, Tenant shall not be entitled to extend the Term of this Lease if, at the time of exercise of an Option, an Event of Default has occurred and is continuing. If Tenant does not elect to extend, or shall not be entitled pursuant to the preceding sentence to extend the Term of this Lease for an additional Option Period, all remaining rights of renewal shall automatically expire.

2.5    Termination. Notwithstanding any present or future law to the contrary, this Lease shall not be terminated by Tenant for any failure of Landlord to perform pursuant to the terms and conditions of this Lease or otherwise for any reason except as expressly provided herein.

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ARTICLE III.
RENT

3.1    Base Rent. Beginning on the Rental Commencement Date, and subject to proration as set forth below, Tenant shall pay annual base rent for the Premises during the Initial Term in equal monthly installments of __________________________ Dollars ($___________) (“Base Rent”), together with any sales and use taxes thereon, if any are ever imposed in the State where the Premises is located. Such Base Rent shall be paid in advance, on the first (1st) day of each calendar month commencing on the first (1st) day of the calendar month immediately following the Rental Commencement Date, it being agreed that Base Rent payable with respect to the period between the Rental Commencement Date and the first day of the following calendar month shall be due at the time that the first payment of Base Rent is due.

For the purposes of this Lease, the term “Lease Year” shall mean and be defined as each twelve month period commencing on the first day of the calendar month immediately following the Rental Commencement Date; provided, however, that the first Lease Year shall include the period from the Rental Commencement Date to the first day of the next following calendar month after the Rental Commencement Date. Base Rent shall be proportionately prorated for any extended or partial Lease Year (i.e., the first Lease Year and/or the final Lease Year).
3.2    Rent Increases. The Base Rent during the Term shall be calculated as follows:
(a)The Base Rent during the first Option Period shall be increased on the first day of the first Option Period by fifteen percent (15%).
(b)The Base Rent during each of the second through fifth Option Periods shall be increased on the first day of each Option Period by five percent (5%).

3.3    Additional Rent; Rent Defined. If Landlord shall make any expenditure for which Tenant is responsible or liable under this Lease, or if Tenant shall become obligated to Landlord under this Lease for any sum other than Base Rent or as hereinabove provided, the amount thereof shall be deemed to constitute additional rent (“Additional Rent”) and shall be due and payable by Tenant to Landlord, together with all applicable sales taxes thereon, if any, simultaneously with the next succeeding monthly installment of Base Rent or at such other time as may be expressly provided in this Lease for the payment of the same.

For the purpose of this Lease, the term “Rent” shall mean and be defined as all Base Rent and Additional Rent due from Tenant to Landlord hereunder.
3.4    Payment of Rent. Each of the foregoing amounts of Rent and other sums shall be paid to Landlord without demand and without deduction, set-off, claim or counterclaim of any nature whatsoever which Tenant may have or allege to have against Landlord, and all such payments shall, upon receipt by Landlord, be and remain the sole and absolute property of Landlord. All such Rent and other sums shall be paid to Landlord in legal tender of the United States at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept any such Rent or other sums after the same shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute

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or be construed as a waiver of any of Landlord's rights hereunder. At the request of Landlord, Tenant shall pay Base Rent and any Additional Rent hereunder by electronic funds transfer or by wire, provided Landlord provides to Tenant appropriate wire instructions or electronic transfer instructions.

3.5    Past Due Rent. If Tenant fails to make any payment of Rent or any other sums or amounts to be paid by Tenant within five (5) days of the date such payment is due and payable, Tenant shall pay to Landlord an administrative late charge of two and one-half percent (2.5%) of the amount of such payment. In addition, any past due payment of Rent shall bear interest from the date such payment became due to the date of payment thereof by Tenant at a rate which is equal to the lesser of (i) twelve percent (12%) per annum, or (ii) the maximum interest rate then allowable under the laws of the State in which the Premises is located. Such late charge and interest shall constitute Additional Rent and shall be due and payable with the next installment of Rent due hereunder.

3.6    No Diminution or Abatement of Rent. No abatement, diminution or reduction (i) of Rent, charges or other compensation, or (ii) of Tenant's other obligations hereunder shall be allowed to Tenant or any person claiming under Tenant, under any circumstances or for any reason whatsoever, except as expressly provided otherwise herein.

ARTICLE IV.
USE AND OPERATION OF PREMISES

4.1    Permitted Use. Tenant covenants that it shall, throughout the Term of this Lease, use and occupy the Premises only for lawful purposes which do not conflict with covenants, restrictions or other matters of record affecting title to the Premises; notwithstanding the foregoing provision however, the following uses shall be prohibited on the Premises:
(a)Any obnoxious odor, noise or sound which can be heard or smelled outside of the Building, provided that any usual paging system shall be allowed and further provided that typical restaurant odors shall not be deemed prohibited hereby if such restaurant facilities have been properly constructed and maintained so as not to pollute.
(b)Any operation primarily used as a warehouse operation and any assembling, manufacturing, distilling, refining, smelting, agricultural or mining operation.
(c)Any mobile home, trailer court, labor camp, junk yard or stock yard (except that this provision shall not prohibit the temporary use of construction trailers during periods of construction, reconstruction or maintenance).
(d)Any dumping, disposing, incineration or reduction of garbage (exclusive of garbage compactors located in the rear or side of any building).
(e)Any establishment which has as its principal business the selling or exhibiting of pornographic materials, including, without limitation any adult book or film store and any adult entertainment nightclub.

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(f)Any so called “head shop” engaged primarily in the sale of rolling paper and other drug paraphernalia.

4.2    Reserved.

4.3    Compliance With Laws. Tenant shall at all times keep and maintain the Premises in compliance with all applicable laws, ordinances, statutes, rules, regulations, orders, directions and requirements of all federal, state, county and municipal governments and of all other governmental agencies or authorities having or claiming jurisdiction over the Premises or the business activities conducted thereon or therein and of all of their respective departments, bureaus, agencies or officers, and of any insurance underwriting board or insurance inspection bureau having or claiming such jurisdiction or any other body exercising similar functions and of all insurance companies from time to time selected by Tenant to write policies of insurance covering the Premises and any business or business activity conducted thereon or therein. However, notwithstanding the foregoing, should there be a de minimis issue of non-compliance with applicable law which does not have a material adverse effect on the Premises, Tenant shall not be obligated to correct such de minimis violation but Tenant shall have the indemnity obligations set forth in Section 18.2 with respect to any such de minimis violation, including indemnity against any fines or penalties imposed against the Premises as a result of such de minimis violations, if any.

Notwithstanding the generality of the foregoing, but subject to the proviso set forth in the last sentence of the preceding paragraph, Tenant shall, at its sole expense, maintain the Premises in full compliance with all applicable federal, state or municipal laws, ordinances, rules and regulations currently in existence or hereafter enacted or rendered governing accessibility for the disabled or handicapped, including, but not limited to, any applicable provisions of The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973, The Americans With Disabilities Act, the accessibility code(s), if any, of the State in which the Premises is located, and all regulations and guidelines promulgated under any of the foregoing, as the same may be amended from time to time (collectively the “Accessibility Laws”).
4.4    Compliance With Restrictions, Etc. Tenant, at its expense, shall comply with all restrictive covenants or other title exceptions affecting the Premises and comply with and perform all of the obligations set forth therein to the extent that the same are applicable to the Premises or to the extent that the same, if not complied with or performed, would impair or prevent the continued use, occupancy and operation of the Premises. Further, in addition to Tenant's payment obligations under this Lease, Tenant shall pay (i) all sums charged, levied or assessed under any restrictive covenants, declaration, reciprocal easement agreement or other title exceptions affecting the Premises promptly as the same become due and shall furnish Landlord evidence of payment thereof, and (ii) any fees, charges, fines, costs, assessments, taxes, demands, orders, directives, or other requirements by any governmental agency asserting jurisdiction, or under any Environmental Laws which arise from or relate to Tenant's use of, or Tenant's activities at, the Premises, including, but not limited to, Storage Tank System registration fees, any applicable fees, and any consultant or attorneys' fees related to or arising under any Environmental Laws.

Store No. _____; _____________

4.5    Hazardous Materials and Sewage.
(a)Definitions. The following terms shall have the following meanings:

(i)“De Minimis Release” shall mean a Release which is (i) not reportable under any governmental authority under any applicable Environmental Laws, or (ii) not above action levels established by TCEQ.

(ii)“Environmental Laws or Environmental Requirements”, as used herein, shall mean all applicable federal, state, and local government laws (including common law), rules, regulations, statutes, codes, ordinances, directives, guidance documents, cleanup or other standards, and any other governmental requirements or standards which pertain to, regulate, or impose liability or standards of conduct concerning the use, storage, human exposure to, handling, transportation, release, cleanup or disposal of Hazardous Materials.

(iii)“Hazardous Materials” shall mean and be defined as any and all toxic or hazardous substances, chemicals, materials or pollutants, of any kind or nature, which are regulated, governed, restricted or prohibited by any federal, state or local law, decision, statute, rule, or ordinance currently in existence or hereafter enacted or rendered, and shall include (without limitation), all oil, gasoline and petroleum based substances.

(iv)“Material Release” shall mean any Release other than a De Minimis Release.

(v) “Pre-Existing Environmental Condition” means presence of: (i) Hazardous Materials in soil, groundwater or surface water on or about the Premises which first existed or first occurred prior to the Effective Date; or (ii) any other environmental condition which first existed or first occurred prior to the Effective Date.

(vi)“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment any Hazardous Materials on, over, under, from or affecting the Premises or the air, soil, water vegetation, buildings, personal property, persons or animals thereon, whether occurring before or during the Term of this Lease.

(vii)“Storage Tank System” means a complex of one or more underground or aboveground storage tanks and their associated underground, above ground, and/or connected piping and related fuel dispensing, pumping, mechanical, control and detectional equipment, as more particularly located on the Land.

(b)Environmental Compliance. Tenant shall comply with all laws, including
Environmental Laws, relating to the use, storage, transportation, dispensing, sale or Release of Hazardous Materials at the Premises, except for any noncompliance of a de minimis nature or for which the result of noncompliance would not have a material adverse effect on the Premises. Without limiting the foregoing, Tenant shall comply with all laws, including Environmental Laws, relating to Storage Tank Systems, their construction, operation, maintenance, calibration and alarm systems, and promptly shall implement any and all upgrade requirements promulgated by any government agency having jurisdiction at the earliest possible time, but in no event, no

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later than any applicable deadline announced or promulgated by the government agency. Tenant shall not intentionally Release, and shall use commercially reasonable efforts to prevent any employee, contractor, agent, sublessee, invitee or licensee from Releasing, any Hazardous Materials on the Premises, into the air or the surrounding land, surface water or ground water; provided, however, a De Minimis Release on the Premises shall not be a violation of or a default of Tenant under the Lease (but Tenant shall have the remediation and indemnity obligations set forth in Section 4.5(c) and 4.5(d) below). Tenant shall provide Landlord with copies of all reports, studies, complaints, claims, directives, citations, demands, inquiries, notices of violation, or orders relating to Hazardous Materials at or emanating from or to the Premises, at any time, or any alleged non-compliance with Environmental Laws at the Premises, reasonably promptly (and in no event later than fifteen (15) days) after such documents are provided to or generated by Tenant. Tenant also shall notify Landlord of any Material Release of Hazardous Materials at, on, under or from the Premises promptly upon notification of Tenant thereof, and promptly shall abate and remove any such Releases as required in this Article. A Material Release in and of itself shall not be a violation of or a default under this Lease, unless such Material Release shall result from the intentional acts of Tenant or from Tenant's failure to use commercially reasonable efforts to prevent any employee, contractor, agent, lessee, invitee or licensee from Releasing, any Hazardous Materials on the Premises, into the air or the surrounding land, surface water or ground water; provided, however, Tenant's failure to respond or take action after a Material Release as otherwise required in this Lease shall be a default hereunder. Any fuel spills immediately shall be removed and cleaned up using absorbent or other appropriate materials. All reporting, investigation and/or remediation requirements under any Environmental Law with respect to any and all Releases of Hazardous Materials at, on, from or near the Premises are the responsibility of Tenant.

(c)Tenant's Responsibility for Hazardous Materials. Hazardous Materials at the Premises
shall be the responsibility of Tenant and Tenant shall be liable for and responsible for such Hazardous Materials, including without limitation, at Tenant's sole cost (i) any Pre-Existing Environmental Condition (provided, however, that Tenant represents that based on the environmental information in Tenant's files, there are no known Pre-Existing Environmental Conditions on the date of this Lease, and based on such information, the possibility of such a Pre-Existing Environmental Condition is remote); (ii) permitting, reporting, assessment, testing, investigation, treatment, removal, remediation, transportation and disposal of such Hazardous Materials as directed by any governmental agency, as required by Environmental Laws; (iii) damages, costs, expenditures and claims for injury to persons, property, the Premises and surrounding air, land, surface water, and ground water resulting from such Hazardous Materials; (iv) claims by any governmental agency or third party associated with injury to surrounding air, land, surface water and ground water or other damage resulting from such Hazardous Materials; (v) damages for injury to the buildings, fixtures, appurtenances, equipment and other personal property of Landlord to the extent caused by such Hazardous Materials; (vi) fines, costs, fees, assessments, taxes, demands, orders, directives or any other requirements imposed in any manner by any governmental agency asserting jurisdiction, or under any Environmental Laws with respect to such Hazardous Materials; (vii) damages, costs and expenditures for injury to natural resources to the extent caused by such Hazardous Materials as directed by any governmental agency or otherwise as required by applicable law, including Environmental Laws; (viii) compliance with Environmental Laws regarding the use, storage, transportation, release, disposal, dispensing or sale of Hazardous Materials; and (ix) any other liability or obligation

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related to such Hazardous Materials. Except as otherwise provided in Section 4.5(f) below, Landlord is not required to incur any costs, fees (including attorney, consultant and expert witness fees) or expenses for environmental compliance, testing, investigation, assessment, remediation or cleanup relating to Hazardous Materials, and should Landlord incur any such reasonable costs, expenses or fees relating to Hazardous Materials at the Premises or surrounding lands or surface water or ground water, Tenant shall promptly reimburse Landlord for said costs, expenses or fees (except to the extent such costs, fees or expenses arise from other property owned by Landlord, if any).

(d)Tenant's Environmental Indemnification. Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space of the Premises, and sums paid in settlement of claims, attorneys' fees, consultation fees, and expert fees) which arise before, or during the term of the Lease as a result of Hazardous Materials (provided, however, that Tenant represents that based on the environmental information in Tenant's files, there are no known Pre-Existing Environmental Conditions on the date of this Lease, and based on such information, the possibility of such a Pre-Existing Environmental Condition is remote). This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation or site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are recommended by environmental consultants of Tenant and are necessary to return the Premises to the condition required by the appropriate governmental authority; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises. Should Tenant obtain a “no further action” closure letter or similar evidence of the completion of remediation from TCEQ (an “NFA Letter”) Tenant shall have no obligation to further remediate the Premises, but Tenant shall continue to indemnify, defend and hold harmless Landlord for any claims, judgments, damages, penalties, fines, costs, liabilities, or losses as more particularly set forth in the beginning of this paragraph. Notwithstanding the foregoing, as more particularly provided for in Section 4.6(b), upon the end of the Lease Term, should Tenant obtain an NFA Letter, Tenant's indemnity obligations under this subsection shall be modified as more particularly set forth in Section 4.6(b).

(e)Tenant's Notification Obligation. Tenant promptly shall notify Landlord of any of the following: (i) any correspondence or communication from any governmental entity regarding the application of Environmental Laws to the Premises or Tenant's operation of the Premises, if such communication would enlarge or materially change or has the potential to materially change Tenant's or Landlord's obligations or liabilities under the Environmental Laws; (ii) any correspondence, communication or notifications as are required by either the Federal or State Emergency Planning and Community Right to Know Acts if such communication would enlarge or materially change or has the potential to materially change Tenant's or Landlord's obligations or liabilities under the Environmental Laws; (iii) any material

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change in Tenant's operations on the Premises that will enlarge or materially change or has the potential to materially change Tenant's obligations or liabilities under the Environmental Laws; (iv) any Material Release or suspected Material Releases of any and all Hazardous Materials at, from or near the Premises. In addition, within thirty (30) days of Landlord's written request, Tenant shall provide to Landlord a copy of Tenant's “Leaseback Environmental Status Report” or a similar report if such report is no longer created by Tenant, which describes all testing and test results of the Premises during the prior year. Such request of Tenant shall not be made by Landlord more than twice in any calendar year.

(f)Landlord's Right of Entry. If there has been a Material Release, at Landlord's sole expense and sole discretion, Landlord may enter upon the Premises (without interfering with Tenant's business and operations on the Premises) and make any inspection, tests, borings, measurements, investigation or assessment Landlord deems necessary in the exercise of its reasonable judgment in order to determine the presence of Hazardous Materials. Provided, however, that Landlord shall not conduct any soil borings or other invasive testing procedures unless there has been a Material Release or Landlord has a reasonable basis to suspect there has been a Material Release on the Premises. Landlord shall select a qualified environmental consultant to complete such tasks and shall not conduct any such inspections or other activities described herein without consulting and coordinating such efforts with the Tenant's environmental team. Nothing herein shall be deemed to require Landlord to conduct any such testing, measurement, investigation or assessment. Landlord shall give Tenant a minimum of five (5) days written notice prior to conducting any such inspection, tests, borings, measurements, investigation or assessment, so that Tenant may have the opportunity to be present and to receive split test samples and/or to observe such testing. Landlord agrees to consult with and coordinate such actions with Tenant's environmental team. In conducting any such inspections, and testing, Landlord shall not unduly interrupt or interfere with the conduct of Tenant's business. Notwithstanding any other provisions of this Lease to the contrary, Landlord shall be solely responsible for any costs, claims, damages, expenses or liabilities that arise as a result of Landlord's inspections and testing to the extent attributable to the negligence or misconduct of Landlord or Landlord's agents. Provided, however, no notice from Landlord to Tenant shall be required under urgent or emergency conditions. Tenant shall be provided with a copy of each report setting forth the results of any test performed by Landlord promptly upon receipt. Landlord's right of entry and inspection shall include the right to inspect Tenant's records required to be maintained pursuant to Environmental Laws.

(g)Tenant's Environmental Records. Landlord shall have the right to require Tenant to provide to Landlord access to Tenant's file with respect to environmental matters affecting the Premises upon two (2) business days prior written notice. Upon such request, not to be made more than once in any calendar year, Tenant shall provide a copy of all new correspondence, reports and other written material in Tenant's environmental file for the Premises.

4.6    Resolution of Environmental Matters at Expiration or Termination of Tenancy.

(a)Tenancy Close-Out Environmental Assessment and Report. Not later than (i) thirty
(30) days prior to the expiration of the Lease or (ii) ninety (90) days after an earlier termination of the tenancy, whichever may apply, Tenant shall submit to the Landlord (i) a copy

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of all of Tenant's records relating to obligations under this Article IV, and (ii) a report of any environmental assessment pursuant to ASTM and/or prevailing industry standards, conducted by a qualified, and adequately insured consultant firm, to (1) identify and assess the presence of Hazardous Materials on, in, at, and, where information indicates migration of Hazardous Materials off site and it is practical to do so, off site of the Premises; (2) all records relating to the determination of the integrity and tightness of all Storage Tank Systems on the Premises; and (3) determine any needed remedial actions needed or pending regulatory obligations performance or resolution of which is required to comply with Environmental Laws or restore the Premises as set forth in this Section 4.6. Tenant shall update and supplement such report as needed through the date of the end of the tenancy to reflect any change in conditions or new information pertaining to the methodology or findings of the report. Tenant shall not be in default under this Lease for failure to complete the matters in this paragraph if Tenant is actively and diligently pursuing such matters.

(b)Remedial and Corrective Actions; Closure of Storage Tank Systems: Not later than
(i) the expiration of the Lease, (ii) six (6) months after the earlier termination of the Lease, (iii) or such longer time as is approved in writing by Governmental Authorities, if any is required, or as may be necessary to complete such corrective action in compliance with Governmental Authorities, and in any event, as consented to by Landlord, which consent shall not be unreasonably withheld, Tenant shall provide Landlord with written evidence and assurances that, as of the date of the end of the tenancy, or as soon as reasonably practicable thereafter, the Premises and any Storage Tank Systems left at the Premises comply (or will comply if any remediation is required) with all Environmental Laws and, where applicable, any required regulatory closures or NFA Letter have been obtained. Upon delivery of the evidence required hereunder, Tenant shall no longer have any indemnity obligations under this Lease with respect to any new suit or claim brought against Landlord or the Premises after the end of the Term regarding any Release that occurred on the Premises during the Term.

4.7    Right to Contest. Tenant may, at its sole cost and expense, contest, or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the application of laws, ordinances, statutes or regulations to the Premises, including the application of Environmental Laws or Environmental Requirements to the Premises, provided Tenant indemnifies and holds Landlord harmless from any expenses (including reasonable attorney's fees) or liability arising out of such contest, and posts any bond or security required by law in connection with such contest.

4.8    Sewage. Tenant shall not discharge or permit to be discharged from the Premises any sewage other than that which is normal waste water for the business conducted by Tenant on, in or from the Premises. Any sewage which is produced or generated in connection with the use or operation of the Premises shall be handled and disposed of by Tenant as required by and in compliance with all applicable local, state and federal laws, ordinances and rules or regulations.

4.9    Survival. The provisions of this Article IV shall survive expiration or termination of the tenancy but nothing herein shall obligate Tenant for any environmental conditions first existing on the Premises after the date of expiration or termination of Tenant's tenancy hereunder.

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ARTICLE V.
TAXES AND ASSESSMENTS

5.1    Real Estate Taxes and Assessments. From and after the Effective Date and continuing throughout the Term of this Lease Tenant's obligations with respect to Real Estate Taxes (as hereinafter defined) shall be as follows:

(a)As used herein, "Real Estate Taxes" shall mean all taxes, assessments and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, and each and every installment thereof which during the Term hereof or prior to the Term of the Lease shall be or have been charged, laid, levied, assessed, or imposed upon, or arise in connection with, the use, occupancy or possession of the Premises or any part thereof, including, without limitation, ad valorem real and personal property taxes, and all taxes charged, laid, levied, assessed or imposed in lieu of or in addition to any of the foregoing by virtue of all present or future laws, ordinances, requirements, orders, directions, rules or regulations of federal, state, county and municipal governments and of all other governmental authorities whatsoever.

(b)Tenant shall pay directly to the taxing authorities all Real Estate Taxes on or before the date such Real Estate Taxes are due and payable. Landlord, with Tenant's cooperation, shall cause the taxing authorities to deliver all bills for Real Estate Taxes directly to Tenant or should any taxing authority refuse to deliver a tax bill directly to Tenant, Landlord shall deliver said tax bill to Tenant no later than twenty (20) days after receipt from the taxing authority. Upon written request from Landlord, Tenant shall deliver to Landlord evidence of the payment of the Real Estate Taxes for the calendar year no later than twenty (20) days after the date Tenant has paid the Real Estate Taxes.

(c)Reserved.

(d)Landlord agrees that Tenant has the first right to manage and conduct all negotiations of the Real Estate Taxes and shall also have the right to contest the validity or the amount of any Real Estate Taxes by such appellate or other proceedings as may be appropriate in the jurisdiction, and may, if applicable, defer payment of such obligations if payment would operate as a bar to such contest, and, if applicable, pay same under protest, or take such other steps as Tenant may deem appropriate, provided, however, that Tenant indemnifies Landlord from any expense (including reasonable attorney's fees) or liability arising out of such contest, pursues such contest in good faith and with due diligence, posts any bond or security required by law in connection with such contest, gives Landlord written notice of its intention to contest, and takes no action which shall cause or allow the institution of any foreclosure proceedings or similar action against the Premises. Landlord shall, at Tenant's expense, cooperate in the institution and prosecution of any such proceedings initiated by Tenant, if so requested by Tenant, and shall execute any documents which Landlord may reasonably be required to execute and shall make any appearances which Landlord may reasonably be required to make in connection with such proceedings. Further provided, that if Landlord receives any letters or communications from any taxing entity regarding the purchase price of the Premises paid by Landlord, or any other purchaser, or any request or information regarding the appraisal of the Premises, Landlord shall promptly forward such communications to Tenant for Tenant to

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respond. Landlord agrees not to respond directly to such requests, but rather to forward all such requests to Tenant.

(e)If Tenant elects not to institute proceedings to contest the validity or the amount of any Real Estate Taxes, Landlord may do so, after giving Tenant fifteen (15) days prior written notice, and Tenant shall cooperate and shall make any appearances which Tenant may reasonably be required to make in such proceedings but shall not be obligated to incur any expense in connection therewith; provided, however, that Landlord pursues such contest in good faith and with due diligence and Landlord shall take no action which shall cause or allow the institution of any foreclosure proceedings or similar action against the Premises which might result in the termination of this Lease.

(f)Should any of the proceedings referred to in the preceding two paragraphs (d) and (e) of this Section 5.1 result in reducing the total annual Real Estate Taxes, Tenant shall be entitled to receive all refunds by the taxing authorities attributable to the Premises for any period for which Tenant has paid Real Estate Taxes after deducting therefrom payment of all of the reasonable expenses incurred by Landlord and Tenant, if any, incurred in any such proceeding in which a refund is paid. If no refund shall be secured in any such proceeding, the party instituting the proceeding shall bear the entire cost, or if Landlord institutes the proceeding at Tenant's request, Tenant shall bear the entire cost.

(g)Except for Real Estate Taxes, nothing in this Article 5 shall require Tenant to pay or reimburse Landlord for the payment of (i) any income, profit, inheritance, estate, succession, gift, franchise, margin or transfer taxes which are or may be imposed upon Landlord, its successors or assigns, by whatever authority imposed or however designated, (ii) any tax imposed upon the sale of all or a part of the Premises by Landlord, or (iii) any tax, assessment, charge or levy imposed or levied upon or assessed against any property of Landlord other than the Premises or any income to, or business activity of, Landlord not in connection with the Premises. Nothing herein shall require Tenant to pay or reimburse Landlord for the payment of any tax if Tenant's payment of such tax or reimbursement of Landlord for the payment of such tax would violate any applicable law.

(h)Tenant shall pay and discharge, when due, all taxes assessed during the Term of this Lease against any leasehold interest or personal property of any kind owned by or placed in the Premises by Tenant. In addition to the Rent and any other sums or amounts required to be paid by Tenant to Landlord pursuant to the provisions of this Lease, Tenant shall also pay to Landlord, simultaneously with such payment of such Rent or other sums or amounts, the amount of any applicable sales, use or excise tax on any such Rent or other sums or amounts so paid by Tenant to Landlord, whether the same be levied, imposed or assessed by the State in which the Premises is located or any other federal, state, county or municipal governmental entity or agency. Any such sales, use or excise taxes shall be paid by Tenant to Landlord at the same time that each of the amounts with respect to which such taxes are payable are paid by Tenant to Landlord.

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ARTICLE VI.
UTILITIES

From and after the Effective Date Tenant shall be liable for and shall pay directly all charges, rents and fees (together with any applicable taxes or assessments thereon) when due for water, gas, electricity, air conditioning, heat, septic, sewer, refuse collection, telephone and any other utility charges or similar items in connection with the use or occupancy of the Premises during the Term of this Lease. From and after the Effective Date Landlord shall not be responsible or liable in any way whatsoever for the impairment, interruption, stoppage, or other interference with any utility services to the Premises not caused by Landlord, its agents, employees, contractors or licensees. In any event no interruption, termination or cessation of utility services to the Premises shall relieve Tenant of its duties and obligations pursuant to this Lease, including, without limitation, its obligation to pay all Rent as and when the same shall be due hereunder.
ARTICLE VII. - RESERVED

ARTICLE VIII.
INSURANCE

8.1    Insurance by Tenant. From and after the Effective Date and continuing throughout the Term of this Lease, Tenant shall, at its sole cost and expense, maintain in full force and effect the following types and amounts of insurance coverage:

(a)Special form insurance on the Improvements, including all permitted alterations, changes, additions and replacements thereof and thereto, including without limitation, insurance against loss or damage caused by: (i) fire, windstorm and other hazards and perils generally included under extended coverage; (ii) sprinkler leakage; (iii) vandalism and malicious mischief; and (iv) boiler and machinery, all in an amount which reasonably assures there will be sufficient proceeds to replace the Improvements in the event of a loss against which such insurance is issued. Such insurance shall (i) contain an agreed amount endorsement or equivalent clause within the policy with respect to the Improvements, (ii) provide for no deductible in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), and (iii) contain endorsements insuring against liability for “demolition costs” and “increased cost of construction”, as well as “ordinance or law” coverage and an “enforcement” endorsement if any of the Improvements or the use of the Premises shall at any time constitute legally non-conforming structures or uses. All insurance required hereunder, and all other insurance maintained by Tenant on the Improvements in excess of or in addition to that required hereunder, shall be carried in favor of Landlord and Tenant, as their respective interests may appear.

(b)Commercial general liability and property damage insurance providing coverage against liability for personal and bodily injury, death and property damage having limits of not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (evidenced as $800,000 excess of a $200,000 self-insured retention) per occurrence with a general aggregate of not less than TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), and with an umbrella liability policy in the amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00).

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Such insurance shall cover at least the following hazards: (i) premises and operations; (ii) products and completed operations; (iii) independent contractors; (iv) blanket contractual liability for all written and oral contracts; and (v) contractual liability covering the indemnities contained in Article XVIII hereof to the extent the same is available. Such insurance, and any and all other liability insurance maintained by Tenant in excess of or in addition to that required hereunder, shall name Landlord as an additional insured with a waiver of subrogation in favor of Landlord.

(c)Workers' compensation insurance or employee liability insurance, in the minimum amounts required by the state in which the Premises is located, if any.

(d)Builders' risk insurance in accordance with the requirements of this Article, but only prior to the commencement of and during the construction of any permitted rehabilitation, replacement, reconstruction, restoration, renovation or alteration to the Premises.

(e)Flood hazard insurance if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area” and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor thereto) in an amount which reasonably assures that there will be sufficient proceeds to replace the Improvements in the event of a loss against which such insurance is issued.

(f)Environmental Insurance covering the Premises and the Underground Storage Tank System (i) in an amount of at least $1,000,000.00 per occurrence, and $5,000,000 in the aggregate, or in such greater amount as may be required by law, providing coverage for remediation of any Hazardous Materials contamination at the Premises, and (ii) in the amount of at least $1,000,000 per occurrence providing coverage for compensation of any related personal injuries and third party liability.

(g)If Tenant's use of the Premises involves selling or distributing alcoholic beverages for off premises consumption, Tenant shall provide, keep and maintain in full force and effect liquor liability insurance in the amount of not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (evidenced as $800,000 excess of a $200,000 self-insured retention), with umbrella policy of at least $5,000,000.

(h)In addition, Tenant shall, at Landlord's reasonable request, provide, keep and maintain in full force and effect such other insurance for such risks and in such amounts as may from time to time be commonly insured against in the case of business operations in the same county where the Premises is located, similar to those contemplated by this Lease to be conducted by Tenant on the Premises.

8.2    Carriers and Features. Tenant has provided to Landlord copies of insurance certificates evidencing all insurance required by this section simultaneously with execution of this Lease, and Landlord has approved the same. All insurance policies required to be carried by Tenant as provided in this Article shall be issued by insurance companies approved by Landlord authorized to do business in the State in which the Premises is located. The insurance companies must have: (i) an investment grade rating for claims paying ability assigned by a credit rating

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agency approved by Landlord and (ii) a general policy rating of A minus or better and a financial class of VII or better by A.M. Best Company, Inc. (with the exception of the environmental insurance policy described above). All such policies shall be for periods of not less than one year and Tenant shall renew the same at least thirty (30) days prior to the expiration thereof. All such policies shall name Landlord as additional insured and any wholly or principally owned subsidiaries of Landlord that may now or hereafter exist, as well as any mortgagee or collateral assignee of Landlord, and shall require not less than thirty (30) days written notice to Landlord prior to any cancellation thereof or any change reducing coverage thereunder. Landlord shall not be liable for any insurance premiums thereon or subject to any assessments thereunder.

Tenant shall pay the premiums for all insurance policies which Tenant is obligated to carry under this Article VIII and, at least fifteen (15) days after the date any such insurance must be in effect, and at least five (5) days before the expiration date of the prior policy, deliver to Landlord a copy of the policy or policies, or a certificate or certificates thereof (on ACORD 27 forms or equivalent), along with evidence that the premiums therefor have been paid for at least the next ensuing quarter-annual period.
8.3    Failure to Procure Insurance. In the event Tenant shall fail to procure insurance required under this Article and fail to maintain the same in full force and effect continuously during the Term of this Lease, Landlord shall be entitled to immediately procure the same and Tenant shall promptly reimburse Landlord for such premium expense as Additional Rent.

8.4    Self-Insurance.

(a)    Notwithstanding anything else contained herein, should Tenant or Guarantor have a net worth of $100,000,000 (excluding goodwill) during any part of the Term of this Lease, Tenant may self-insure for some or all insurance obligations contained hereunder for so long as Tenant maintains said net worth requirement, except to the extent insurance is required by the State where the Premises is located and such State does not allow such liability to be self-insured. If Tenant desires to self-insure pursuant to this Section 8.4(a), Tenant shall deliver to Landlord at least thirty (30) days prior to self-insuring a notice that it intends to self-insure hereunder, together with financial statements evidencing that Tenant has met the net worth requirement set forth above. If at any time during the Term, Tenant is self-insuring pursuing to this Section 8.4(a) and Tenant's net worth falls below the minimum net worth requirement set forth above, then Tenant shall no longer be entitled to self-insure under this Subsection, and Tenant shall procure all insurance otherwise required by this Article VIII. If Tenant is self-insuring under this Subsection, rather than delivering the insurance certificate called for at the times set forth in Section 8.2 above, Tenant shall deliver a certificate of self-insurance to Landlord.
(b)    Tenant may increase its self-insured retention on the liability insurance to be carried by Tenant under Section 8.1(b) and (g) above to amounts reasonably agreed to by Tenant and Landlord.

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ARTICLE IX.
ADDITIONS, ALTERATIONS AND REMOVALS

9.1    Prohibition. Except as hereinafter expressly provided in Section 9.2, no portion of the Premises shall be demolished, removed, modified or altered by Tenant in any manner whatsoever.

9.2    Permitted Renovations. Tenant shall be entitled and obligated to undertake all alterations to the Premises required by any applicable law or ordinance including, without limitation, any alterations required by any Accessibility Laws. Tenant shall be entitled to make Minor Alterations, as defined herein, to the Premises without Landlord's prior consent, and without prior notice to Landlord. As used herein, “Minor Alterations” shall mean an alteration to the Premises the cost of which does not exceed $250,000 and which does not decrease the value or the square footage of the Improvements. Except for Minor Alterations, Tenant shall not be entitled to make any alterations or renovations to the Premises without Landlord's consent, which shall not be unreasonably withheld. It shall be reasonable for Landlord to withhold its consent to any alteration, modification or renovation if such alteration, modification or renovation decreases the value of the Improvements or the Premises, or decreases the square footage of the Improvements. In performing any alterations or renovations to the Premises, including Minor Alterations, Tenant shall meet and comply with all of the following conditions:

(a)Before the commencement of any such alterations, Tenant shall furnish to Landlord plans and specifications therefor or a detailed itemization thereof; provided, however, for non-structural Minor Alterations Tenant shall have no obligation to deliver plans and specifications or an itemization of the work to Landlord before commencement of such work.

(b)Before the commencement of any such alterations, Tenant shall obtain the approval (if any is required) thereof by all governmental departments or authorities having or claiming jurisdiction of or over the Premises, as more particularly required by Section 4.3 hereof.

(c)Tenant represents and warrants to Landlord that all such alterations will be performed in a good and workmanlike manner, in accordance with the terms, provisions and conditions of this Lease, and for structural alterations (other than Minor Alterations), in accordance with the plans and specifications or itemization thereof approved by Landlord.

(d)Landlord shall have the right to inspect any such work at all times during normal working hours and to maintain at the Premises for that purpose (at its own expense) such inspector(s) as it may deem necessary so long as such inspections do not interfere with Tenant's work (but Landlord shall not thereby assume any responsibility for the proper completion of the alterations in accordance with the terms of this Lease, nor any liability arising from the improper performance thereof).

(e)All such alterations shall be performed at Tenant's cost and expense and free of any expense to Landlord and free of any liens on Landlord's title, as more particularly provided for in Section 15.2 hereof.
(f)Upon substantial completion of any such alterations Tenant shall procure a certificate of occupancy or other written approval, from the appropriate governmental authorities

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verifying the substantial completion thereof and shall provide a copy of same to Landlord, but only if such certificate of occupancy or other written approval is required by the governmental authority.

(g)Tenant shall, and hereby agrees to, indemnify and save and hold Landlord harmless from and against and reimburse Landlord for any and all loss, damage, cost and expense (including, without limitation, reasonable attorneys' fees) incurred by or asserted against Landlord which is occasioned by or results, directly or indirectly, from any construction or renovation activities conducted upon the Premises; whether or not the same is caused by or is the fault of Tenant or any contractor, subcontractor, laborer, supplier, materialman or any other third party.

9.3    Permitted Access Easements. Tenant shall be entitled to enter into reciprocal access easements between the Premises and any adjoining property; provided, however, such reciprocal access easement requires Landlord's consent which will not be unreasonably withheld.

ARTICLE X.
MAINTENANCE AND REPAIRS

10.1    Repairs by Tenant. From and after the Effective Date and continuing throughout the Term of this Lease Tenant shall at all times and at its sole cost and expense, put, keep, replace and maintain the Premises (including, without limitation, the roof, plumbing systems, electric systems and HVAC systems) in good repair and in good, safe and substantial order and condition, shall make all repairs and replacements thereto, both inside and outside, structural and non-structural, ordinary and extraordinary, howsoever the necessity or desirability for repairs may occur, and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise, and shall use all reasonable precautions to prevent waste, damage or injury. Tenant shall also, at its own cost and expense, put, keep, replace and maintain all landscaping, signs, sidewalks, roadways, driveways and parking areas within the Premises in good repair and in good, safe and substantial order and condition and free from dirt, standing water, rubbish and other obstructions or obstacles, ordinary wear and tear excepted.

10.2    Landlord's Obligation. Landlord shall not be required to make any alterations, reconstructions, replacements, changes, additions, improvements or repairs of any kind or nature whatsoever to the Premises or any portion thereof (including, without limitation, any portion of the Improvements) at any time during the Term of this Lease.

ARTICLE XI.
DAMAGE OR DESTRUCTION

11.1    Restoration and Repair. If, during the Term of this Lease, the Improvements shall be destroyed or damaged in whole or in part by fire, windstorm or any other cause whatsoever, Tenant shall give Landlord immediate notice thereof and shall repair, reconstruct or replace the Improvements, or the portion thereof so destroyed or damaged (whichever is reasonably required), at least to the extent of the value and character thereof existing immediately prior to such occurrence. All work shall be started as soon as practicable and completed, at Tenant's sole cost and expense. Tenant shall, however, promptly take such action as is necessary to assure that

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the Premises (or any portion thereof) does not constitute a nuisance or otherwise present a health or safety hazard. There shall be no abatement or reduction in Rent as a result of a casualty. Notwithstanding anything to the contrary if there is a casualty to the Premises in the last two (2) Lease Years of the Term or of the then current Option Term which damages the Improvements by more than twenty five percent (25%), then Tenant, at its option, may terminate this Lease, by delivering written notice of termination to Landlord within thirty (30) days of the event of casualty. All Rent shall be paid through the date of Landlord's receipt of Tenant's notice of termination. In the event of such termination, Landlord shall be entitled to any and all insurance proceeds relating to such casualty to be paid under all insurance policies to be carried under Article VIII of this Lease or any other insurance policies carried by Tenant on the Premises, or in the event Tenant has self insured pursuant to Section 8.4, then Tenant shall pay to Landlord the amount that would have been payable to Landlord had Tenant carried the insurance otherwise required by Article VIII.

11.2    Escrow of Insurance Proceeds. In the event of a casualty resulting in a loss payment for the Improvements in an amount greater than FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), the proceeds of all insurance policies maintained by Tenant shall be deposited in Landlord's name in an escrow account at a bank or other financial institution designated by Landlord, and shall be used by Tenant for the repair, reconstruction or restoration of the Improvements. Such proceeds shall be disbursed periodically by Landlord upon certification of the architect or engineer having supervision of the work that such amounts are the amounts paid or payable for the repair, reconstruction or restoration. Tenant shall, at the time of establishment of such escrow account and from time to time thereafter until said work shall have been completed and paid for, furnish Landlord with adequate evidence that at all times the undisbursed portion of the escrowed funds, together with any funds made available by Tenant, is sufficient to pay for the repair, reconstruction or restoration in its entirety. Tenant shall obtain and make receipted bills available to Landlord and, upon completion of said work, full and final waivers of lien. Upon the final completion of the repair, reconstruction or restoration, any un-disbursed portion of the escrowed funds, plus any interest earned thereon, shall be delivered to Landlord. In the event of a casualty resulting in a loss payment for the Improvements in an amount equal to or less than the amount stated above, the proceeds shall be paid to Tenant, and shall be applied towards repair, reconstruction and restoration.

11.3    Uninsured Losses. Nothing contained herein shall relieve Tenant of its obligations under this Article if the destruction or damage is not covered, either in whole or in part, by insurance.

ARTICLE XII.
CONDEMNATION

12.1    Complete Taking. If the whole of the Premises shall be taken or condemned for any public or quasi-public use or purpose, by right of eminent domain or by purchase in lieu thereof, or if a substantial portion of the Premises shall be so taken or condemned such that the portion or portions remaining is or are not sufficient and suitable, in the mutual reasonable judgment of Landlord and Tenant, for the continued operation of the business contemplated by this Lease to be conducted thereon, therein or therefrom so as to effectively render the Premises untenantable, then this Lease and the Term hereby granted shall cease and terminate as of the

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date on which the condemning authority takes possession and all Rent shall be paid by Tenant to Landlord up to that date or refunded by Landlord to Tenant if Rent has previously been paid by Tenant beyond that date.

12.2    Partial Taking. If a portion of the Premises is taken, and the portion or portions remaining can, in the mutual reasonable judgment of Landlord and Tenant, be adapted and used for the conduct of Tenant's business operation, then the Tenant shall promptly restore the remaining portion or portions thereof to a condition comparable to their condition at the time of such taking or condemnation, less the portion or portions lost by the taking, and this Lease shall continue in full force and effect except that the Rent payable hereunder shall, if necessary, be equitably adjusted to take into account the portion or portions of the Premises lost by the taking.

12.3    Award. The entire award for the Premises or the portion or portions thereof so taken shall be apportioned between Landlord and Tenant as follows: (i) if this Lease terminates due to a taking or condemnation, Landlord shall be entitled to the entire award; and (ii) if this Lease does not terminate due to such taking or condemnation, Tenant shall be entitled to the award to the extent required for restoration of the Premises, and Landlord shall be entitled to the balance of the award not applied to restoration. If this Lease does not terminate due to a taking or condemnation, Tenant shall, with due diligence, restore the remaining portion or portions of the Premises in the manner hereinabove provided. In such event, if the proceeds of the award to be applied to restoration exceed $500,000, then the proceeds of the award to be applied to restoration shall be deposited with a bank or financial institution designated by Landlord as if such award were insurance proceeds, and the amount so deposited will thereafter be treated in the same manner as insurance proceeds are to be treated under Section 11.2 of this Lease until the restoration has been completed and Tenant has been reimbursed for all the costs and expenses thereof. Upon the final completion of the repair, reconstruction or restoration, any funds in such account, together with any interest earned thereon, shall be delivered to Landlord. If the award is insufficient to pay for the restoration, Tenant shall be responsible for the remaining cost and expense of such restoration.

12.4    Disputes. If Landlord and Tenant cannot agree in respect of any matters to be determined under this Article, a determination shall be requested of the court having jurisdiction over the taking or condemnation; provided, however, that if said court will not accept such matters for determination, either party may have the matters determined by a court otherwise having jurisdiction over the parties.

ARTICLE XIII.
LANDLORD'S RIGHT TO INSPECT

Landlord and its agents shall have the right to enter upon the Premises or any portion thereof at any reasonable time to inspect, by giving to Tenant two (2) business days prior written notice, the operation, sanitation, safety, maintenance and use of the same, or any portions of the same and to assure itself that Tenant is in full compliance with its obligations under this Lease (but Landlord shall not thereby assume any responsibility for the performance of any of Tenant's obligations hereunder, nor any liability arising from the improper performance thereof). In making any such inspections, Landlord shall not unduly interrupt or interfere with the conduct of Tenant's business. Notwithstanding any other provisions of this Lease to the contrary, Landlord

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shall be solely responsible for any costs, claims, damages, expenses or liabilities that arise as a result of Landlord's inspection to the extent attributable to the negligence or misconduct of Landlord or Landlord's agents.

ARTICLE XIV.
ASSIGNMENT AND SUBLETTING BY TENANT

Tenant may assign its interest in this Lease or sublet the whole or any part of the Premises without the prior consent of Landlord provided that (i) Tenant shall deliver to Landlord a copy of the instrument(s) of assignment or sublease, and (ii) any such assignee or sublessee shall agree in writing to assume and perform all of the terms and conditions of this Lease on Tenant's part to be performed with respect to the assigned or subleased estate from and after the commencement date of such assignment or subletting. Tenant shall remain primarily liable and responsible under this Lease in the event of any such assignment or sublease and any such assignment or sublease shall not operate to release Tenant from its obligations hereunder. Any assignment of this Lease or subletting of the Premises without notification to Landlord shall not be effective as to Landlord and Landlord shall not be bound thereby until receipt of such notification. Any assignment of this Lease or subletting of the Premises for an unlawful or prohibited use or a use restricted by matters of title shall be void and of no force and effect. Notwithstanding the foregoing, Stripes LLC, as Tenant, may be released from continuing liability under this Lease should Tenant assign this Lease to an entity that has both (i) at the time of said assignment, a net worth (excluding goodwill) of $75,000,000 as evidenced by audited financial statements of assignee evidencing said net worth delivered by Tenant to Landlord at the time of such assignment, and (ii) experience and creditworthiness substantially similar to Tenant at the time of said assignment.
Landlord agrees that with regard to any sublease or other occupancy agreement entered into by Tenant on or in the Premises, so long as this Lease is in place and Tenant has not committed an Event of Default hereunder, all income from any said sublease or occupancy agreement shall belong to Tenant and Landlord hereby waives any claims with respect to the income from any sublease or any occupancy rights granted by Tenant on the Premises, which shall remain the Property of Tenant. Should Tenant sublease any part of the Premises or otherwise enter into any occupancy agreements during the Term, nothing in this Lease shall obligate Landlord to recognize the rights of any subtenants or other parties in occupancy of the Premises.

ARTICLE XV.
LANDLORD'S INTEREST NOT SUBJECT TO LIENS

15.1    Liens, Generally. Tenant shall not create or cause to be imposed, claimed or filed upon the Premises, or any portion thereof, or upon the interest of Landlord therein, any lien, charge or encumbrance whatsoever. If, because of any act or omission of Tenant, any such lien, charge or encumbrance shall be imposed, claimed or filed, Tenant shall, at its sole cost and expense, cause the same to be fully paid and satisfied or otherwise discharged of record (by bonding or otherwise) and Tenant shall indemnify and save and hold Landlord harmless from and against any and all costs, liabilities, suits, penalties, claims and demands whatsoever, and from and against any and all attorneys' fees, at both trial and all appellate levels, resulting or on

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account thereof and therefrom. In the event that Tenant shall fail to comply with the foregoing provisions of this Section 15.1, Landlord shall have the option of paying, satisfying or otherwise discharging (by bonding or otherwise) such lien, charge or encumbrance and Tenant agrees to reimburse Landlord, upon demand and as Additional Rent, for all sums so paid and for all costs and expenses incurred by Landlord in connection therewith, together with interest thereon as provided in this Lease, until paid. The terms and conditions of this section shall in no way limit Tenant's right to place a lien upon any of Tenant's personalty or trade fixtures located on the Premises. In addition, Tenant shall have the unconditional right to grant mortgages (a “Leasehold Mortgage”) covering the leasehold interest created by this Lease and in and to the Improvements and any fixtures, furnishings, machinery or equipment owned by Tenant and located therein. The following terms and provisions shall apply to any Leasehold Mortgage:

(i)Tenant may give notice to Landlord that all notices under this Lease should also be given to the holder of the Leasehold Mortgage (the “Leasehold Mortgagee”), and upon receipt of such notice, Landlord will copy the Leasehold Mortgagee on any notices of default sent under this Lease, at the address provided by Tenant. A Leasehold Mortgagee may, but shall not be obligated to, cure any default or perform any obligation to be performed by Tenant hereunder in the same period of time provided for Tenant to perform or cure any non-performance hereunder.
(ii)No assignment of this Lease to a Leasehold Mortgagee, or foreclosure by a Leasehold Mortgagee against Tenant's interest under this Lease or its interest in the Improvements and/or any subleases thereof, shall be deemed an assignment in violation of this Lease. Landlord agrees that any Leasehold Mortgagee who has been identified by Tenant as a Leasehold Mortgagee may notify Landlord that such Leasehold Mortgagee has succeeded to the interest of “Tenant” hereunder, and Landlord thereafter shall treat such Leasehold Mortgagee as the Tenant hereunder without any obligation to inquire into the validity of such Leasehold Mortgagee's right to succeed to the interest of “Tenant” hereunder.

15.2    Mechanics Liens. Landlord's interest in the Premises shall not be subjected to liens of any nature by reason of Tenant's construction, alteration, renovation, repair, restoration, replacement or reconstruction of any improvements on or in the Premises, or by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant) including, but not limited to, mechanics' and materialmen's liens. All persons dealing with Tenant are hereby placed on notice that such persons shall not look to Landlord or to Landlord's credit or assets (including Landlord's interest in the Premises) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, renovation, repair, restoration, replacement or reconstruction thereof by or on behalf of Tenant. Tenant has no power, right or authority to subject Landlord's interest in the Premises to any mechanic's or materialmen's lien or claim of lien. If a lien, a claim of lien or an order for the payment of money shall be imposed against the Premises on account of work performed, or alleged to have been performed, for or on behalf of Tenant, Tenant shall, within thirty (30) days after written notice of the imposition of such lien, claim or order, cause the Premises to be released therefrom by the payment of the obligation secured thereby or by furnishing a bond or by any other method prescribed or permitted by law. If a lien is released, Tenant shall thereupon establish the release as a matter of record by recording or filing it in the appropriate office of land records of the County in which the Premises is located, and shall furnish Landlord with a copy of same.

Store No. _____; _____________

15.3    Contest of Liens. Tenant may, at its option, contest the validity of any lien or claim of lien if Tenant shall have first posted an appropriate and sufficient bond in favor of the claimant or paid the appropriate sum into court, if permitted by law, and thereby obtained the release of the Premises from such lien. If judgment is obtained by the claimant under any lien, Tenant shall pay the same promptly after such judgment shall have become final and the time for appeal therefrom has expired without appeal having been taken. Tenant shall, at its own expense, defend the interests of Tenant and Landlord in any and all such suits; provided, however, that Landlord may, at its election, engage its own counsel and assert its own defenses, in which event Tenant shall cooperate with Landlord and make available to Landlord all information and data which Landlord deems necessary or desirable for such defense.

15.4    Notices of Commencement of Construction. If required by the laws of the State in which the Premises is located, prior to commencement by Tenant of any work on the Premises Tenant shall record or file a notice of the commencement of such work (the “Notice of Commencement”) in the land records of the County in which the Premises is located, identifying Tenant as the party for whom such work is being performed, stating such other matters as may be required by law and requiring the service of copies of all notices, liens or claims of lien upon Landlord. Any such Notice of Commencement shall clearly reflect that the interest of Tenant in the Premises is that of a leasehold estate and shall also clearly reflect that the interest of Landlord as the fee simple owner of the Premises shall not be subject to mechanics or materialmen's liens on account of the work which is the subject of such Notice of Commencement. A copy of any such Notice of Commencement shall be furnished to and approved by Landlord and its attorneys prior to the recording or filing thereof, as aforesaid.

ARTICLE XVI.
SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

16.1    Subordination. This Lease, Tenant's interest hereunder and Tenant's leasehold interest in and to the Premises are hereby agreed by Tenant to be and are hereby made junior, inferior, subordinate and subject in right, title, interest, lien, encumbrance, priority and all other respects to any mortgage or mortgages now or hereafter in force and effect upon or encumbering Landlord's interest in the Premises, or any portion thereof, and to all collateral assignments by Landlord to any third party or parties of any of Landlord's rights under this Lease or the rents, issues and profits thereof or therefrom as security for any liability or indebtedness, direct, indirect or contingent, of Landlord to such third party or parties, and to all future modifications, extensions, renewals, consolidations and replacements of, and all amendments and supplements to any such mortgage, mortgages or assignments, and upon recording of any such mortgage, mortgages or assignments, the same shall be deemed to be prior in dignity, lien and encumbrance to this Lease, Tenant's interest hereunder and Tenant's leasehold interest in and to the Premises irrespective of the dates of execution, delivery or recordation of any such mortgage, mortgages or assignments; provided, however, such subordination shall be upon the express condition that the validity of this Lease shall be recognized by the holder of any such mortgage or assignment, and that, notwithstanding any default by the Landlord with respect to such mortgage or assignment, such holder of such mortgage or assignment shall agree, pursuant to a Subordination, Non-Disturbance and Attornment Agreement in a form reasonably acceptable to lender, Landlord and Tenant that Tenant's possession and right of use under this Lease in and to the Premises shall not be disturbed by such mortgagee or ground lessor unless and until an Event

Store No. _____; _____________

of Default shall have occurred and be continuing and, as a result of such Event of Default, this Lease or Tenant's right to possession hereunder shall have been terminated in accordance with the provisions of this Lease. The foregoing subordination provisions of this Section shall be automatic and self-operative without the necessity of the execution of any further instrument or agreement of subordination on the part of Tenant. However, if Landlord or the holder or proposed holder of any such mortgage, mortgages or assignments shall request that Tenant execute and deliver any further instrument or agreement of subordination of this Lease, Tenant's interest hereunder or Tenant's leasehold interest in the Premises to any such mortgage, mortgages or assignments in confirmation or furtherance of or in addition to the foregoing subordination provisions of this Section, Tenant shall execute and deliver the same to the requesting party within ten (10) business days following Tenant's receipt of such a written request.

16.2    Attornment. Tenant shall and hereby agrees to attorn, and be bound under all of the terms, provisions, covenants and conditions of this Lease, to any successor of the interest of Landlord under this Lease for the balance of the Term of this Lease remaining at the time of the succession of such interest to such successor. In particular, in the event that any proceedings are brought for the foreclosure of any mortgage or security interest encumbering or collateral assignment of Landlord's interest in the Premises, or any portion thereof, Tenant shall attorn to the purchaser at any such foreclosure sale and recognize such purchaser as Landlord under this Lease, subject, however, to all of the terms and conditions of this Lease. Tenant agrees that neither the purchaser at any such foreclosure sale nor the foreclosing mortgagee or holder of such security interest or collateral assignment shall have any liability for any act or omission of Landlord, be subject to any offsets or defenses which Tenant may have as claim against Landlord, or be bound by any advance rents which may have been paid by Tenant to Landlord for more than the current period in which such rents come due.

16.3    Rights of Mortgagees and Assignees. At the time of giving any notice of default to Landlord, Tenant shall mail or deliver to the holders of any mortgage on the Premises or holder of security interest in or collateral assignment of this Lease who have, in writing, notified Tenant of their interests (individually a “Mortgagee”) a copy of any such notice. No notice of default or termination of this Lease by Tenant shall be effective until every Mortgagee shall have been furnished a copy of such notice by Tenant. In the event Landlord fails to cure any default by it under this Lease, any Mortgagee shall have, at its option, a period of thirty (30) days within which to remedy such default of Landlord or to cause such default to be remedied. In the event that a Mortgagee elects to cure any such default by Landlord, then Tenant shall accept such performance on the part of such Mortgagee as though the same had been performed by Landlord, and for such purpose Tenant hereby authorizes any Mortgagee to enter upon the Premises to the extent necessary to exercise any of Landlord's rights, powers and duties under this Lease. If any Mortgagee promptly commences and diligently pursues to cure a default by Landlord which is reasonably capable of being cured by that Mortgagee, then Tenant will not terminate this Lease or cease to perform any of its obligations under this Lease so long as the Mortgagee is, with due diligence, engaged in the curing of such default.

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ARTICLE XVII.
END OF TERM

17.1    Surrender of Premises. Tenant shall, on or before the last day of the Term of this Lease or upon the sooner termination thereof, peaceably and quietly surrender and deliver to Landlord the Premises (including, without limitation, all Improvements and all additions thereto and replacements thereof made from time to time over the Term of this Lease), in good order, condition and repair, and free and clear of all liens and encumbrances other than those which exist on the Rental Commencement Date or are otherwise specifically approved and acknowledged by Landlord in writing and free of Tenant's Personal Property. In addition, Tenant shall comply with the close out requirements of Section 4.6 of this Lease.

The provisions of this Article shall survive the termination or expiration of this Lease.
17.2    Holding Over. If Tenant or any other person or party shall remain in possession of the Premises or any part thereof following the expiration of the Term or earlier termination of this Lease or should Tenant leave any of Tenant's Personal Property on the Premises, without an agreement in writing between Landlord and Tenant with respect thereto, the person or party remaining in possession shall be deemed to be a tenant at sufferance, and during any such holdover, the Rent payable under this Lease by such tenant at sufferance shall be double the rate or rates in effect immediately prior to the expiration of the Term or earlier termination of this Lease. In no event, however, shall such holding over be deemed or construed to be or constitute a renewal or extension of this Lease.

ARTICLE XVIII.
LIABILITY OF LANDLORD; INDEMNIFICATION

18.1    Liability of Landlord. Except as otherwise provided in this Lease, Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, or guests for any damage, injury, loss, compensation or claim, including, but not limited to, claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever (except the gross negligence or willful misconduct of Landlord, its successors and assigns, and their respective directors, officers, employees and agents), including, but not limited to: (i) repairs to any portion of the Premises; (ii) interruption in Tenant's use of the Premises; (iii) any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons) of any equipment within the Premises, including without limitation, heating, cooling, electrical or plumbing equipment or apparatus; (iv) the termination of this Lease by reason of the condemnation or destruction of the Premises in accordance with the provisions of this Lease; (v) any fire, robbery, theft, mysterious disappearance or other casualty; (vi) the actions of any other person or persons; and (g) any leakage or seepage in or from any part or portion of the Premises, whether from water, rain or other precipitation that may leak into, or flow from, any part of the Premises, or from drains, pipes or plumbing fixtures in the Improvements. Any storage or placement by the Tenant or its employees of goods, property or personal effects in or about the Premises shall be done at the sole risk of the Tenant.

18.2    Indemnification of Landlord. Subject to the limitations set forth in Section 18.1 above, Tenant shall defend, indemnify and save and hold Landlord harmless from and against

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any and all liabilities, obligations, losses, damages, injunctions, suits, actions, fines, penalties, claims, demands, costs and expenses of every kind or nature (except as may arise through the gross negligence or willful misconduct of Landlord, its successors and assigns, and their respective directors, officers, employees and agents) , including reasonable attorneys' fees and court costs, incurred by Landlord, arising directly or indirectly from or out of: (i) any failure by Tenant to perform any of the terms, provisions, covenants or conditions of this Lease on Tenant's part to be performed; (ii) any accident, injury or damage which shall happen at, in or upon the Premises, however occurring; (iii) any matter or thing growing out of the condition, occupation, maintenance, alteration, repair, use or operation by any person of the Premises, or any part thereof, or the operation of the business contemplated by this Lease to be conducted thereon, thereat, therein, or therefrom; (iv) any failure of Tenant to comply with any laws, ordinances, requirements, orders, directions, rules or regulations of any governmental authority, including, without limitation, the Accessibility Laws; or (v) any other act or omission of Tenant, its employees, agents, invitees, customers, licensees or contractors. Tenant's indemnity obligations under this Article and elsewhere in this Lease arising prior to the expiration or earlier termination of this Lease shall survive any such expiration or termination, subject to the limitations in Section 4.6(b) and subject to Tenant's release from continuing liability under Article XIV hereof (after an assignment to an assignee that meets the net worth requirements set forth in the first paragraph of Article XIV hereof).

18.3    Notice of Claim or Suit / Notice of Environmental Matters. Tenant shall promptly notify Landlord of any claim, action, proceeding or suit involving the Premises which is instituted or threatened against Tenant or Landlord of which Tenant receives notice or of which Tenant acquires knowledge. In the event Landlord is made a party to any action for damages or other relief against which Tenant has indemnified Landlord, as aforesaid, Tenant shall defend Landlord, pay all costs and shall provide effective counsel to Landlord in such litigation or, at Landlord's option, shall pay all reasonable attorneys' fees and costs incurred by Landlord in connection with its own defense or settlement of said litigation.

18.4    Limitation on Liability of Landlord. In the event Tenant is awarded a money judgment against Landlord, Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against the Premises. In no event shall any officer, director, employee or shareholder of Landlord be personally liable for the obligations of Landlord hereunder. Nothing in this section shall limit Landlord's liability for or Tenant's ability to recover against Landlord for, any gross negligence or willful misconduct by Landlord or Landlord's agents against Tenant or any other person on, in or about the Premises, including the grossly negligent acts of Landlord or Landlord's agents while inspecting the Premises pursuant to any of the terms or provisions of this Lease.

ARTICLE XIX.
DEFAULT

19.1    Events of Default. Each of the following events shall be an event of default hereunder by Tenant and shall constitute a breach of this Lease (individually an “Event of Default”):

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(a)If Tenant shall fail to pay, when due, any Rent, or portion thereof, or any other sum due to Landlord from Tenant hereunder, and such failure shall continue for a period of ten (10) days after notice from Landlord; provided, however, after Tenant's first failure to pay in any calendar year during the Term, the cure period shall be five (5) days instead of ten (10) days.

(b)If Tenant shall violate or fail to comply with or perform any other term, provision, covenant, agreement or condition to be performed or observed by Tenant under this Lease, and such violation or failure shall continue for a period of thirty (30) days after written notice thereof from Landlord; provided, however, Tenant shall have more than thirty (30) days to cure the non-monetary default as is necessary provided Tenant commences to cure said default within thirty (30) days of receipt of Landlord's notice, Tenant diligently pursues said cure to completion, and Tenant completes said cure within one hundred and eighty (180) days of receipt of Landlord's notice, or longer if Tenant is diligently pursuing remediation of a Material Release in, on or under the Premises in compliance with the applicable governmental authority.

(c)If, at any time during the Term of this Lease, Tenant shall file in any court, pursuant to any statute of either the United States or of any State, a petition in bankruptcy or insolvency, or for reorganization or arrangement, or for the appointment of a receiver or trustee of all or any portion of Tenant's property, including, without limitation, its leasehold interest in the Premises, or if Tenant shall make an assignment for the benefit of its creditors or petitions for or enters into an arrangement with its creditors.

(d)If, at any time during the Term of this Lease, there shall be filed against Tenant in any courts pursuant to any statute of the United States or of any State, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Tenant's property, including, without limitation, its leasehold interest in the Premises, and any such proceeding against Tenant shall not be dismissed within sixty (60) days following the commencement thereof.

(e)If Tenant's leasehold interest in the Premises or property therein shall be seized under any levy, execution, attachment or other process of court where the same shall not be vacated or stayed on appeal or otherwise within sixty (60) days thereafter, or if Tenant's leasehold interest in the Premises is sold by judicial sale and such sale is not vacated, set aside or stayed on appeal or otherwise within ninety (90) days thereafter.

(f)If Tenant commits an anticipatory breach of this Lease, as defined herein. As used herein, “Anticipatory Breach” shall mean either (i) Tenant's repudiation of the Lease in writing, or (ii) Tenant's failure to pay Rent or other amounts due under this Lease as and when they are due and payable, after any applicable notice period as set forth in this Section 19.1.

19.2    Remedies on Default. If any of the Events of Default hereinabove specified shall occur, Landlord, at any time thereafter, shall have and may exercise any of the following rights and remedies:

(a)Landlord may, pursuant to written notice thereof to Tenant, terminate this Lease and, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Premises for Landlord's own account and, for Tenant's breach of and default

Store No. _____; _____________

under this Lease, recover promptly from Tenant any and all rents and other sums and damages due or in existence at the time of such termination, including, without limitation, (i) all Rent and other sums, charges, payments, costs and expenses agreed and/or required to be paid by Tenant to Landlord hereunder, (ii) all costs and expenses of Landlord in connection with the recovery of possession of the Premises, including reasonable attorneys' fees and court costs, and (iii) all costs and expenses of Landlord in connection with any reletting or attempted reletting of the Premises or any part or parts thereof, including, without limitation, brokerage fees, attorneys' fees and the cost of any alterations or repairs which may be reasonably required to so relet the Premises, or any part or parts thereof.

(b)Landlord may, pursuant to any prior notice required by law, and without terminating this Lease, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Premises for the account of Tenant, make such alterations of and repairs to the Premises as may be reasonably necessary in order to relet the same or any part or parts thereof and relet or attempt to relet the Premises or any part or parts thereof for such term or terms (which may be for a term or terms extending beyond the Term of this Lease), at such rents and upon such other terms and provisions as Landlord, in its sole, but reasonable, discretion, may deem advisable. If Landlord relets or attempts to relet the Premises, Landlord shall at its sole discretion determine the terms and provisions of any new lease or sublease and whether or not a particular proposed new tenant or sublessee is acceptable to Landlord. Upon any such reletting, all rents received by the Landlord from such reletting shall be applied, (a) first, to the payment of all costs and expenses of recovering possession of the Premises, (b) second, to the payment of any costs and expenses of such reletting, including brokerage fees, attorneys' fees and the cost of any alterations and repairs reasonably required for such reletting; (c) third, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to the Landlord, (d) fourth, to the payment of all Rent and other sums due and unpaid hereunder, and (e) fifth, the residue, if any, shall be held by the Landlord and applied in payment of future Rents as the same may become due and payable hereunder. If the rents received from such reletting during any period shall be less than that required to be paid during that period by the Tenant hereunder, Tenant shall promptly pay any such deficiency to the Landlord and failing the prompt payment thereof by Tenant to Landlord, Landlord shall immediately be entitled to institute legal proceedings for the recovery and collection of the same. Such deficiency shall be calculated and paid at the time each payment of rent shall otherwise become due under this Lease, or, at the option of Landlord, at the end of the Term of this Lease. Landlord shall, in addition, be immediately entitled to sue for and otherwise recover from Tenant any other damages occasioned by or resulting from an Event of Default under this Lease other than a default in the payment of rent. No such re-entry, retaking or resumption of possession of the Premises by the Landlord for the account of Tenant shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention shall be given to the Tenant or unless the termination of this Lease be decreed by a court of competent jurisdiction. Notwithstanding any such re-entry and reletting or attempted reletting of the Premises or any part or parts thereof for the account of Tenant without termination, Landlord may at any time thereafter, upon written notice to Tenant, elect to terminate this Lease or pursue any other remedy available to Landlord for Tenant's previous breach of or default under this Lease. Landlord, in the exercise of its reasonable business judgment, shall minimize or mitigate Landlord's damages as a result of the Event of Default of Tenant under this Lease.

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(c)Landlord may, (i) without re-entering, retaking or resuming possession of the Premises, sue for all Rent and all other sums, charges, payments, costs and expenses due from Tenant to Landlord hereunder as they become due under this Lease, taking into account that Tenant's right and option to pay the Rent hereunder on a monthly basis in any particular Lease Year is conditioned upon the absence of a default on Tenant's part in the performance of its obligations under this Lease, or (ii) at Landlord's option, dispossess Tenant and to the fullest extent permitted by law, collect the difference between the total of all Rent provided for in this Lease for the remainder of the Term and the reasonable rental value for the Premises for such period, such difference discounted to the present value.

In addition to the remedies hereinabove specified and enumerated, Landlord shall have and may exercise the right to invoke any other remedies allowed at law or in equity as if the remedies of re-entry, unlawful detainer proceedings and other remedies were not herein provided. Accordingly, the mention in this Lease of any particular remedy shall not preclude Landlord from having or exercising any other remedy at law or in equity. Nothing herein contained shall be construed as precluding the Landlord from having or exercising such lawful remedies as may be and become necessary in order to preserve the Landlord's right or the interest of the Landlord in the Premises and in this Lease, even before the expiration of any notice periods provided for in this Lease, if under the particular circumstances then existing the allowance of such notice periods will prejudice or will endanger the rights and estate of the Landlord in this Lease and in the Premises; provided, however, that nothing herein shall entitle Landlord to receive more than Landlord is otherwise entitled to receive under this Lease.
19.3    Landlord May Cure Tenant Defaults. If an Event of Default shall occur, other than the payment of Rent, Landlord may, after notice to Tenant and a reasonable time to perform after such notice (or without notice if, in Landlord's reasonable opinion, an emergency exists) perform the same for the account and at the expense of Tenant. If, at any time and by reason of such default, Landlord is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or is compelled to incur any expense in the enforcement of its rights hereunder or otherwise, such sum or sums, together with interest thereon at the highest rate allowed under the laws of the State of Texas, shall be deemed Additional Rent hereunder and shall be repaid to Landlord by Tenant promptly when billed therefor, and Landlord shall have all the same rights and remedies in respect thereof as Landlord has in respect of the rents herein reserved.

19.4    Waiver of Landlord's Lien. Landlord hereby expressly waives all liens, constitutional, statutory or otherwise, which it may have with regard to Tenant's personal property, trade fixtures, furniture, equipment, stock, goods, merchandise, inventory, and other property placed on the Premises during the term of this Lease.

19.5    Rights Cumulative. The rights and remedies provided and available to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any other.

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ARTICLE XX.
NOTICES

Any notice required or permitted to be given under this Lease shall be deemed given if delivered personally or sent by (a) United States registered or certified mail, postage prepaid, return receipt requested, or (b) overnight courier service, and addressed as follows:
If to Landlord:     Susser Petroleum Property Company LLC
Attention: President
555 East Airtex Drive
Houston, Texas 77073

With copy to:        Susser Petroleum Property Company LLC
Attention: Legal Department
555 East Airtex Drive
Houston, Texas 77073

If to Tenant:         Stripes LLC
Attn: President
P. O. Box 9036
Corpus Christi, Texas 78369

With a copy to:    Stripes LLC
Attention: Legal Department
P.O. Box 9036 (Mailing Address)
Corpus Christi, Texas 78469
4525 Ayers Street (Physical Address)
Corpus Christi, Texas 78415

or such other address as may be designated by either party by written notice to the other. Except as otherwise provided in this Lease, every notice, demand, request or other communication hereunder shall be deemed to have been given or served upon actual receipt thereof. Accordingly, a notice shall not be effective until actually received. Notwithstanding the foregoing, any notice mailed to the last designated address of any person or party to which a notice may be or is required to be delivered pursuant to this Lease shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the notice is directed or the failure or refusal of such person or party to accept delivery of the notice.

ARTICLE XXI.
MISCELLANEOUS

21.1    “Triple Net” Lease. Landlord and Tenant acknowledge and agree that both parties intend that this Lease shall be and constitute what is generally referred to in the real estate industry as a “triple net” or “absolute net” lease, such that Tenant shall be obligated hereunder to pay all costs and expenses incurred with respect to, and associated with, the Premises and the business operated thereon and therein, including, without limitation, all taxes and assessments,

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utility charges, insurance costs, maintenance costs and repair, replacement and restoration expenses (all as more particularly herein provided) together with any and all other assessments, charges, costs and expenses of any kind or nature whatsoever related to, or associated with, the Premises and the business operated thereon and therein; provided, however, that Landlord shall nonetheless be obligated to pay any debt service on any mortgage encumbering Landlord's fee simple interest in the Premises, and Landlord's personal income taxes with respect to the rents received by Landlord under this Lease. Except as expressly provided in this Lease, Landlord shall bear no cost or expense of any type or nature with respect to, or associated with, the Premises.

21.2    Estoppel Certificates. At any time and from time to time, Landlord and Tenant shall, at no cost to the non-requesting party, promptly and in no event later than twenty (20) days after a request from either Tenant (or any Leasehold Mortgagee), or Landlord, execute, acknowledge and deliver to the requesting party or any present or proposed mortgagee of the leasehold estate or the fee estate, or any proposed assignee, a certificate in the form set forth on Exhibit B, certifying: (i) that the Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or if the Lease is not in full force and effect, the certificate shall so specify the reasons therefore; (ii) the commencement and expiration dates of the Lease Term; (iii) the date to which the rentals have been paid under the Lease and the amount thereof then payable; (iv) whether there are then any existing known defaults by Tenant (or Landlord) in the performance of its obligations under this Lease, and, if there are any such known defaults, specifying the nature and extent thereof; (v) that no notice has been received by Landlord (or Tenant) of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (vi) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Landlord; (vii) an agreement to provide notice of default to any mortgagee of the leasehold estate (or fee estate) and the same opportunity provided herein (within the same time period) to Landlord or Tenant to cure said default; (viii) the number of options remaining in the term, if any; and (ix) any other information reasonably requested by Tenant or Landlord or its present or proposed assignee or mortgagee. If Landlord or Tenant shall fail or refuse to sign an estoppel certificate in accordance with the provisions of this Section within the time period set forth above following a request by the other party to this Lease, the party failing to respond irrevocably constitutes and appoints the other party as its attorney-in-fact for the sole purpose of executing and delivering the certificate to any such third party.

21.3    Brokerage. Landlord and Tenant hereby represent and warrant to each other that they have not engaged, employed or utilized the services of any business or real estate brokers, salesmen, agents or finders in the initiation, negotiation or consummation of the business and real estate transaction reflected in this Lease. On the basis of such representation and warranty, each party shall and hereby agrees to indemnify and save and hold the other party harmless from and against the payment of any commissions or fees to or claims for commissions or fees by any real estate or business broker, salesman, agent or finder resulting from or arising out of any actions taken or agreements made by them with respect to the business and real estate transaction reflected in this Lease.

21.4    No Partnership or Joint Venture. Landlord shall not, by virtue of this Lease, in any way or for any purpose, be deemed to be a partner of Tenant in the conduct of Tenant's

Store No. _____; _____________

business upon, within or from the Premises or otherwise, or a joint venturer or a member of a joint enterprise with Tenant.

21.5    Entire Agreement. This Lease contains the entire agreement between the parties and, except as otherwise provided herein, can only be changed, modified, amended or terminated by an instrument in writing executed by the parties. It is mutually acknowledged and agreed by Landlord and Tenant that there are no verbal agreements, representations, warranties or other understandings affecting the same; and that Tenant hereby waives, as a material part of the consideration hereof, all claims against Landlord for rescission, damages or any other form of relief by reason of any alleged covenant, warranty, representation, agreement or understanding not contained in this Lease. This Lease shall not be changed, amended or modified except by a written instrument executed by Landlord and Tenant.

21.6    Waiver. No release, discharge or waiver of any provision hereof shall be enforceable against or binding upon Landlord or Tenant unless in writing and executed by Landlord or Tenant, as the case may be. Neither the failure of Landlord or Tenant to insist upon a strict performance of any of the terms, provisions, covenants, agreements and conditions hereof, nor the acceptance of any Rent by Landlord with knowledge of a breach of this Lease by Tenant in the performance of its obligations hereunder, shall be deemed a waiver of any rights or remedies that Landlord or Tenant may have or a waiver of any subsequent breach or default in any of such terms, provisions, covenants, agreements and conditions.

21.7    Time. Time is of the essence in every particular of this Lease, including, without limitation, obligations for the payment of money.

21.8    Costs and Attorneys' Fees. If either party shall bring an action to recover any sum due hereunder, or for any breach hereunder, and shall obtain a judgment or decree in its favor, the court may award to such prevailing party its reasonable costs and reasonable attorneys' fees, specifically including reasonable attorneys' fees incurred in connection with any appeals (whether or not taxable as such by law). Landlord shall also be entitled to recover its reasonable attorneys' fees and costs incurred in any bankruptcy action filed by or against Tenant, including, without limitation, those incurred in seeking relief from the automatic stay, in dealing with the assumption or rejection of this Lease, in any adversary proceeding, and in the preparation and filing of any proof of claim.

21.9    Captions and Headings. The captions and headings in this Lease have been inserted herein only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of, or otherwise affect, the provisions of this Lease.

21.10    Severability. If any provision of this Lease shall be deemed to be invalid, it shall be considered deleted therefrom and shall not invalidate the remaining provisions of this Lease.

21.11    Successors and Assigns. The agreements, terms, provisions, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and, to the extent permitted herein, their respective successors and assigns.

21.12    Applicable Law. This Lease shall be governed by, and construed in accordance with, the laws of the State in which the Premises is located.

Store No. _____; _____________

21.13    Recordation of Memorandum of Lease. At either party's option, a short form memorandum of this Lease, in the form attached hereto as Exhibit C shall be recorded or filed among the appropriate land records of the County in which the Premises is located, and Tenant shall pay the recording costs associated therewith. In the event of a discrepancy between the provisions of this Lease and such short form memorandum thereof, the provisions of this Lease shall prevail.

21.14    Waiver of Jury Trial. TENANT AND LANDLORD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM OR THEIR HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD'S ACCEPTING THIS LEASE.

21.15    Counterparts. This Lease may be executed in counterparts by the parties hereto and each shall be considered an original, but all such counterparts shall be construed together and constitute one Lease between the parties hereto.

21.16    Not a Security Arrangement. The parties hereto agree and acknowledge that this transaction is not intended as a security arrangement or financing secured by real property, but shall be construed for all purposes as a true operating lease.

21.17    Tenant's Personal Property. During the term of this Lease Tenant may, at Tenant's expense, place or install such furniture, trade fixtures, equipment, machinery, furnishings, face plates of signage and other articles of movable personal property (collectively, “Tenant's Personal Property”) on the Premises as may be needed for the conduct of Tenant's business. It is expressly understood that the term Tenant's Personal Property as used herein shall in no event extend to leasehold improvements, fixtures or similar “vanilla shell” items such as light fixtures, HVAC equipment, or other fixtures and equipment, including any canopies, permanently affixed to the Premises.

21.18    Maintenance Records and Contracts. Tenant shall keep and maintain at all times complete and accurate books and records regarding the maintenance and repair of the Premises, and upon the request of Landlord not to be made more than once in any calendar year, Tenant shall furnish to Landlord within thirty (30) days of such request, copies of all maintenance and repair records for the Premises in Tenant's possession for that year, including any maintenance or service contracts.

21.19    Tenant's Personal Property. During the term of this Lease, Tenant may, at Tenant's expense, place or install such furniture, trade fixtures, equipment, machinery, furnishings, face plates or signage and other articles of movable personal property (collectively, “Tenant's Personal Property”) on the Premises as may be needed for the conduct of Tenant's business. It is expressly understood that the term Tenant's Personal Property as used herein shall in no event extend to leasehold improvements, fixtures or similar “vanilla shell” items such as

Store No. _____; _____________

light fixtures, HVAC equipment, or other fixtures and equipment, including any canopies, permanently affixed to the Premises.
21.20    Landlord's Cooperation. Landlord agrees, upon Tenant's request, but at no cost or expense to Landlord, to provide such information as is reasonably necessary to assist Tenant in procuring any permits or licenses necessary to operate the Premises as a convenience store with gas facilities or any other permitted use hereunder.
21.21    Substitution.
(a)    Subject to the fulfillment of all of the conditions set forth in the following subsection (b), Tenant shall have the right to deliver a rejectable offer to Landlord (each, a "Rejectable Substitution Offer") to substitute one or more properties, together with all rights, privileges and appurtenances associated therewith and all buildings, structures, fixtures and other improvements located thereon (the “Substitute Property”) for the Premises if Tenant concludes in its reasonable judgment, that it would be in its best interest to cease its business operations at the Premises based upon (x) unacceptable or substandard performance of the Premises or (y) Tenant's economic analysis as to the value of the Premises.
Each Rejectable Substitution Offer shall identify the proposed Substitute Property in reasonable detail and contain a certificate executed by a duly authorized officer of Tenant pursuant to which Tenant shall certify that in Tenant's good faith judgment such proposed Substitute Property satisfies as of the date of such notice, or will satisfy as of the date of the closing of such substitution, all of the applicable conditions to substitution set forth in this Section 21.21. Tenant agrees to deliver to Landlord all of the diligence information and materials contemplated by the provisions of Section 21.21 of this Lease within 30 days after the delivery to Landlord of a Rejectable Substitution Offer.
Landlord shall have sixty (60) days from the delivery of a Rejectable Substitution Offer notice satisfying the requirements of the preceding paragraph to deliver to Tenant written notice of its election to either accept or reject the Rejectable Substitution Offer. Landlord's failure to deliver such notice within such time period shall be deemed to constitute Landlord's acceptance of the Rejectable Substitution Offer. If Landlord accepts the Rejectable Substitution Offer or is deemed to have accepted the Rejectable Substitution Offer, then Tenant shall complete such substitution, subject, however, to the satisfaction of each of the applicable terms and conditions set forth in this Section 21.21.
If Landlord rejects the Rejectable Substitution Offer pursuant to the previous paragraph for reasons other than that, in Landlord's reasonable judgment, the proposed Substitute Property would not have satisfied the applicable substitution conditions set forth in this Section 21.21, then this Lease shall terminate on the next scheduled payment date for Base Rent (the “Early Substitution Termination Date”) provided Tenant has paid to Landlord all Base Rent, Additional Rent and all other sums and obligations then due and payable under this Lease as of such Early Substitution Termination Date.

Store No. _____; _____________

(b)    The substitution of a Substitute Property for the Premises pursuant to the preceding subsection (a) shall be subject to the fulfillment of all of the following terms and conditions:

(i)    The Substitute Property must:

(1)    be a convenience store with a storage tank system.

(2)    have a fair market value no less than the greater of the then fair market value of the Premises being replaced or the fair market value of such Premises as of the Effective Date (in each case, determined without regard to this Lease, but assuming that while this Lease has been in effect, Tenant has complied with all of the terms and conditions of this Lease), as determined by Landlord, based upon the sum of (x) the fair market value of the land comprising the Premises and (y) the replacement cost of the improvements located thereon;

(3)    have improvements which have a remaining useful life substantially equivalent to, or better than that of the improvements located at the Premises to be replaced;

(4)    be conveyed to Landlord by special or limited warranty deed, free and clear of all liens and encumbrances, except such matters as are reasonably acceptable to Landlord (the "Substitute Property Permitted Exceptions");

(5)    be located in either (a) a state in which any of the Premises is located, or (b) in another state acceptable to Landlord in Landlord's reasonable discretion (provided, however, Landlord shall not be deemed to be unreasonable in withholding its consent if Tenant does not agree to pay Landlord's additional administrative, legal, accounting or other costs associated with such state); and

(6)    have the approximate same annual fuel volume of the Premises.

(ii)    Landlord shall have inspected and approved the Substitute Property utilizing Landlord's customary site inspection and underwriting approval criteria. Tenant shall have reimbursed Landlord for all of their reasonable costs and expenses incurred with respect to such proposed substitution. Tenant shall be solely responsible for the payment of all, costs and expenses resulting from such proposed substitution, regardless of whether such substitution is consummated.

(iii)    Tenant shall have executed such documents as may be reasonably required by Landlord as a result of such substitution, including amendments to this Lease and the Memorandum (the "Substitute Documents"), all of which documents shall be in form and substance reasonably satisfactory to Landlord;

(iv)    Tenant shall have delivered to Landlord certificates of insurance showing that insurance required by the Substitute Documents is in full force and effect;

Store No. _____; _____________

(v) the date of the closing of the substitution shall occur no later than twenty (20) days after the date of acceptance (or deemed acceptance) by Landlord of the Rejectable Substitution Offer;

(vi)    Tenant shall have delivered a fuel supply agreement for the Substitute Property to Landlord's affiliate containing terms comparable to the fuel supply agreement for the Premises.

(c)    Upon satisfaction of the foregoing conditions set forth in Section 21.21 and provided Landlord has accepted the Rejectable Substitution Offer or is deemed to have accepted the Rejectable Substitution Offer:
(i)    the proposed Substitute Property shall be deemed substituted for the Premises to be replaced;
(ii)    the Substitute Property shall be referred to herein as the “Premises” and included within the definition of Premises;
(iii)    the Substitute Documents shall be dated as of the date of the substitution; and
(iv)     Landlord shall convey the Premises to be replaced to Tenant or a designee of Lessee "as-is" by special warranty deed, subject to all matters of record (except for any mortgage corresponding to the Premises to be replaced and any other consensual liens granted by Landlord and without representation or warranty.

21.22    Right of Refusal to Purchase. During the term and any extensions or renewals hereof, should Landlord receive a bona fide offer from any third party (Other than any affiliate of Landlord) to purchase the Premises which Landlord desires to accept, Landlord shall, before accepting such offer, notify Tenant in writing of all the terms and conditions thereof (including a copy of the offer) and shall first offer in writing to sell the Premises to Tenant upon the same terms and conditions. Upon receipt of any such notice and offer from Landlord, Tenant shall have twenty (20) days thereafter within which to accept the same. Should Tenant fail to accept any such offer within said twenty (20) day period, Landlord shall be free to sell the Premises to the original offeror upon the same terms and conditions offered to Tenant without further notice to Tenant. Should Landlord, after having made such offer to Tenant as above-described, fail to sell the Premises upon the same terms and conditions offered to Tenant, Landlord shall give Tenant notice in the manner set forth above of any further or different offers received by Landlord for the purchase of the Premises and shall first offer to sell the same to Tenant upon the same terms and conditions before accepting any such further or different offer. It is expressly understood and agreed by and between the parties hereto that Tenant shall have the right of first refusal with respect to each and every offer to sell or purchase made or received by Landlord or by any successor Landlord and the then Landlord at the time of the making of receipt of such offer to sell or purchase shall in each and every instance notify Tenant of such offer in the

Store No. _____; _____________

manner set forth above and Tenant shall have the right to purchase the Premises under the terms and conditions of such offer in accordance with the terms and provisions set forth above.

21.23    Guaranty. The obligations of Tenant under this Lease are guaranteed by Susser Holdings Corporation, a Delaware corporation (the “Guarantor”), pursuant to that certain Guaranty between Landlord and Guarantor of even date herewith. A release of Tenant upon an assignment of this Lease to an entity that meets the net worth requirements set forth in Article XIV of this Lease or a release of Tenant upon the written agreement of Landlord and Tenant shall also operate as a release of Guarantor.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed on or as of the day and year first above written.
“LANDLORD”

SUSSER PETROLEUM PROPERTY
COMPANY LLC

By:_____________________________________
    Name: Rocky Dewbre
    Title: President and Chief Operating Officer

“TENANT”

STRIPES LLC,
A Texas limited liability company

By:____________________________________
Name: E. V. Bonner, Jr.
    Title: Executive Vice President

Store No. _____; _____________

EXHIBIT A
LEGAL DESCRIPTION

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EXHIBIT B
ESTOPPEL CERTIFICATE

THIS ESTOPPEL CERTIFICATE (“Certificate”) is given this __ day of ________, 20____ by ___________ (“Tenant” or “Landlord”) in favor of _____________________, a __________, with principal office and place of business at ___________________________ (“Beneficiary”).
RECITALS:
A.Pursuant to the terms and conditions of that certain Lease Agreement (“Lease”) dated ________, ___________________________ (“Landlord”) leased to Tenant certain real property in ______ County, _____ (“Premises”), which Premises are more particularly described in the Lease.
B.Pursuant to the terms and conditions of the Lease, the Beneficiary has requested that the Tenant/Landlord execute and deliver this Certificate with respect to the Lease.
NOW, THEREFORE, in consideration of the above premises, the Tenant/Landlord hereby makes the following statements for the benefit of the Assignee:
1.The copy of the Lease attached hereto and made a part hereof as Exhibit A is a true, correct and complete copy of the Lease, which Lease is in full force and effect as of the date hereof, and has not been modified or amended.

2.The Lease sets forth the entire agreement between the Landlord and the Tenant relating to the leasing of the Premises, and there are no other agreements, written or oral, relating to the leasing of the Premises.

3.There exists no uncured or outstanding defaults or events of default under the Lease, or events which, with the passage of time, and the giving of notice, or both, would be a default or event of default under the Lease.

4.No notice of termination has been given by Landlord or Tenant with respect to the Lease.

5.All payments due the Landlord under the Lease through and including the date hereof have been made, including the monthly installment of Base Rent (as defined in the Lease) for the period of ______________ to ________________ in the amount of $___________.

6.As of the date hereof, the annual Base Rent under the Lease is $__________.

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7.There are no disputes between the Landlord and the Tenant with respect to any rental due under the Lease or with respect to any provision of the Lease.

8.The Lease remains/is no longer cross-defaulted with the Other Leases.

9.Notwithstanding any provisions of the Lease to the contrary, the Tenant/Landlord hereby consents to the [collateral] assignment of the Lease by the Landlord/Tenant to the Beneficiary, and agrees that no terms and conditions of the Lease shall be altered, amended or changed as a result of such assignment.

10.The Tenant/Landlord hereby agrees that from and after the date hereof [copies of] all notices which Tenant/Landlord is required to deliver to the Landlord/Tenant under the Lease with respect to defaults, events of default or failure to perform by the Landlord/Tenant under the Lease, shall be delivered to Beneficiary at the following address:

________________________________
________________________________
________________________________
________________________________

11.The Tenant/Landlord understands and acknowledges that Beneficiary is relying upon the representations set forth in this Certificate.

IN TESTIMONY WHEREOF, witness the signature of the Tenant/Landlord as of the day and year first set forth above.
_________________________________

By:______________________________
Name:___________________________
Its:______________________________

[INSERT NOTARY BLOCK]

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EXHIBIT C
MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE, entered into as of this ____ day of _______, 20____, by and between Susser Petroleum Property Company LLC, a Delaware limited liability company, whose address is 555 East Airtex Drive, Houston, Texas 77073, (the “Landlord”), and Stripes LLC, a Texas limited liability company, whose address is 4525 Ayers Street, Corpus Christi, Texas 78415, (the “Tenant”).
W I T N E S S E T H:
THAT, Landlord and Tenant have heretofore entered into a certain Lease Agreement dated ____________, 20______ (the “Lease”) covering certain premises consisting of, among other things, certain real property located in ______ County, Texas, more particularly described on Exhibit A attached hereto upon which there is constructed and located certain improvements (together the “Premises”), and
WHEREAS, it is the desire of both Landlord and Tenant to memorialize the Lease and set forth certain pertinent data with respect thereto,
NOW THEREFORE, with respect to the Lease, Landlord and Tenant hereby acknowledge and agree as follows:
1.    Demise. The Premises have been and are hereby demised, let and leased by Landlord to Tenant, and taken and accepted by Tenant from Landlord, all pursuant to and in accordance with the Lease.
2.    Term. The Initial Term of the Lease is from _________, 20____, until 11:59 p.m. on the date immediately preceding the fifteenth (15th) anniversary of the Effective Date. Tenant has the right, privilege and option to renew and extend the Initial Term of the Lease for up to five (5) additional periods of five (5) years each, subject to the provisions and conditions of the Lease.
3.    Possession. Landlord has delivered possession of the Premises to Tenant and Tenant has accepted delivery and taken possession of the Premises from Landlord.
4.    Liens on Landlord's Interest Prohibited. By the terms of the Lease, Landlord's interest in the Premises may not be subjected to liens of any nature by reason of Tenant's construction, alteration, repair, restoration, replacement or reconstruction of any improvements on or in the Premises, including those arising in connection with or as an incident to the renovation of the improvements located on the Premises, or by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant) including, but not limited to, mechanics' and materialmen's liens. Accordingly, all persons dealing with Tenant are hereby placed on notice that such persons shall not look to Landlord or to Landlord's credit or assets (including Landlord's interest in the Premises) for payment or satisfaction of any

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obligations incurred in connection with the construction, alteration, repair, restoration, renovation, replacement or reconstruction thereof by or on behalf of Tenant. Tenant has no power, right or authority to subject Landlord's interest in the Premises to any mechanic's or materialmen's lien or claim of lien.
5.    The terms of the Lease contains a Right for First Refusal and a Right of Substitution.
6.    Inconsistent Provisions. The provisions of this Memorandum constitute only a general description of the content of the Lease with respect to matters set forth herein. Accordingly, third parties are advised that the provisions of the Lease itself shall be controlling with respect to all matters set forth herein. In the event of any discrepancy between the provisions of the Lease and this Memorandum, the provisions of the Lease shall take precedence and prevail over the provisions of this Memorandum.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Lease to be duly executed on or as of the day and year first above written.
Landlord:

SUSSER PETROLEUM PROPERTY COMPANY LLC

By: ______________________________________
Name: ______________________________
Title: _______________________________

STATE OF TEXAS
COUNTY OF __________

The instrument was acknowledged before me this ____ day of __________, 20______ by _______________________________________ as __________________ of SUSSER PETROLEUM COMPANY LLC, a Delaware limited liability company, on behalf of said limited liability company.

___________________________________________
Notary Public, State of Texas

Tenant:

STRIPES LLC

By: ______________________________________
Name: ______________________________
Title: _______________________________

STATE OF TEXAS
COUNTY OF __________

The instrument was acknowledged before me this ____ day of __________, 20______ by _______________________________________ as __________________ of STRIPES LLC, a Texas limited liability company, on behalf of said limited liability company.

___________________________________
Notary Public, State of Texas

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